EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 regarding Solar Wind Energy Tower, Inc. 2013 Incentive Stock Plan of our report dated April 1, 2013, with respect to the consolidated financial statements of Solar Wind Energy Tower, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ RBSM LLP

New York, New York

July 23, 2013